EXHIBIT 99.1

 Investor Presentation   March 2021

 Forward-looking Statements and Non-GAAP Financial Measures  Some of the statements in this presentation constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements can generally be identified by such words as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “seek”, “should”, “will” or variations of such words or other similar expressions and the negatives of such words. All statements included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), business strategies, expansion and growth of our operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance or achievements, financial and otherwise, may differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: negative impacts from the continued spread of COVID-19, including on the U.S. or global economy or on our business, financial position or results of operations; economic and other market conditions, including real estate and market conditions, that could impact us, our properties or the financial stability of our tenants; consumer spending and confidence trends, as well as our ability to anticipate changes in consumer buying practices and the space needs of tenants; our relationships with our tenants and their financial condition and liquidity; any difficulties in renewing leases, filling vacancies or negotiating improved lease terms; the inability of our properties to generate increased, or even sufficient, revenues to offset expenses, including amounts we are required to pay to municipalities for real estate taxes, payments for common area maintenance expenses at our properties and salaries for our management team and other employees; the market value of our assets and the supply of, and demand for, retail real estate in which we invest; risks of real estate acquisitions and dispositions, including our ability to identify and acquire retail real estate that meet our investment standards in our markets, as well as the potential failure of transactions to close; risks of operating properties through joint ventures that we do not fully control; financing risks, such as the inability to obtain debt or equity financing on favorable terms or the inability to comply with various financial covenants included in our Unsecured Revolving Credit Facility (the "Facility") or other debt instruments we currently have or may subsequently obtain, as well as the level and volatility of interest rates, which could impact the market price of our common stock and the cost of our borrowings; environmental risk and regulatory requirements; risks related to our status as a real estate investment trust, including the application of complex federal income tax regulations that are subject to change; legislative and regulatory changes generally that may impact us or our tenants; as well as other risks identified in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 under Item 1A. Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission (the “SEC”).This presentation may include references to certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the Company’s earnings press releases and SEC reports, which are available on our website at www.ubproperties.com.

 Today’s Presenters  John T. HayesSenior V.P. and Chief Financial Officer  Willing L. BiddlePresident and Chief Executive Officer

Company Overview

UBP
URSTADT BIDDLE PROPERTIES INC.

81 properties with a total of 5.2 million Gross Leasable Area (GLA)

~84% of GLA anchored by grocery / pharmacy / wholesale club

Concentration on quality suburban markets outside New York City

Strong balance sheet and liquidity profile

Attractive dividend yield (3.5% as of March 2, 2021)

Valley Ridge Shopping Center, Wayne NJ



DeCicco's Plaza, Eastchester NY


DeCicco Sons

The premier grocery anchored shopping center REIT in the suburban NY Metro Area

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 One of the strongest demographic profiles among public shopping center REITsThe median household income within a 3-mile radius of UBA’s properties is ~70% higher than the national average median household income. This metric is one of the highest of all retail REITsHigh barrier to entry and high cost marketsLimited supply in the Company’s dense and developed core markets  Focused Portfolio In Suburban Tri-State Area  County  % of UBA GLA  # Households  Avg. household income  Fairfield   33%  344,687   $154,055   Westchester  21%  356,232  159,264  Putnam  10%  35,031  145,821  Bergen   9%  344,059  153,494  Litchfield  6%  73,775  106,322  U.S. median      $96,765   Percentage of Portfolio in Super Zips(a)  Note: Demographics represent a 3-mile radius of UBA properties. U.S. zip codes in the 95th percentile based on education and income based on property sq. ft.Source: SNL, Company data  (21%)  (4%)  (10%)  (33%)  (<1%)  (2%)  (9%)  (3%)  (5%)  (3%)  (6%)  (2%)  (% of GLA)

 Attractive Sub-Market Demographics  Assets are located in affluent communities with high barriers to entry and compelling demographics  Note: Mean state household income represents 2020. UBA data as of January 31, 2021. Source: Company filings, SNL

 Concentration In Strongest Leasing Markets  Note: UBA data as of January 31, 2021. Peer data as of December 31, 2020. Source: Company filings  Average Base Rent per Square Foot

   Westchester County, NY, Median Home Sales Price    October 12, 2020    July 12, 2020    October 19, 2020  Suburban Revival Due To COVID-19 Benefitting Our Communities  Fairfield County, CT, Median Home Sales Price  COVID-19 driving influx of affluent families and shoppers to our communities  Source: The Wall Street Journal, Bloomberg, Douglas Elliman Research        Q4’20 YoY increase: +31%  Q4’20 YoY increase: +15%

 Strong Tenant Base – Focus on Grocery Anchored & Internet Resistant  The portfolio currently consists of ~84% supermarket / pharmacy / wholesale club anchored centers76% of ABR leased to internet resistant tenants   Top Tenants  Number of leases  % of Total Annual Base Minimum Rents    8  8.2%    10  4.7%    6  3.4%  .  3  2.8%    4  2.6%    3  2.0%    3  1.6%    3  1.4%    2  1.2%    4  1.1%  Total  46  29.0%  Note: Top Tenants and Lease Expiration data as of October 31, 2020. Internet Resistance as of January 31, 2021. Leases include a lease with Bed Bath & Beyond, as well as separate leases with Christmas Tree Shops and Harmon Cosmetics.2021 figure represents lease expirations from November 1, 2020 to October 31, 2021 and month-to-month leases. 47% of leased square feet expiring in 2022 represent 4 grocery store leases with renewal options that we expect the tenants to exercise, as well as the lease with Christmas Tree Shop that also has renewal options. 47% of leased square feet expiring in 2023 represent 3 grocery store leases and one wholesale club with renewal options that we expect the tenants to exercise, as well as the lease with Bed Bath & Beyond that also has renewal options.  Lease Expiration Schedule(b,c)  % of UBA Annual Base Rent  (a)

Dividend Performance

- **204** uninterrupted quarterly dividend payments
- **Sustainable payout ratio** – 88% average FFO payout ratio over last 10 years

Strong Annual Dividend Growth (pre-COVID-19)



Class A (UBA)
Common (UBP)
Dividend per share
$0.76
$0.68
$0.86
$0.78
$0.96
$0.87
$1.01
$0.90
$1.02
$0.90
$1.04
$0.92
$1.06
$0.94
$1.08
$0.96
$1.10
$0.98
FY 1999
FY 2004
FY 2009
FY 2014
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019

Recent Sector Dividend Summary[a]

	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Current yield
UBP	$0.25	$0.06	$0.13	$0.13	$0.13[b]	3.6%
UBA	$0.28	$0.07	$0.14	$0.14	$0.14[b]	3.5%
WRI	$0.40	$0.18	$0.18	$0.18	$0.30	4.8%
WSR	$0.29	$0.11	$0.11	$0.11	$0.11	4.7%
BRX	$0.29	Suspended	--	$0.22	$0.22	4.4%
REG	$0.60	$0.60	$0.60	$0.60	$0.60	4.4%
FRT	$1.05	$1.05	$1.06	$1.06	$1.06	4.2%
KIM	$0.28	Suspended	$0.10	$0.16	$0.17	3.7%
UE	$0.22	Suspended	--	--	$0.15	3.7%
KRG	$0.32	$0.05	$0.08	$0.15	$0.17	3.6%
SITC	$0.20	Suspended	--	$0.05	$0.11	3.4%
AKR	$0.29	Suspended	--	--	$0.15	3.2%
ROIC	$0.20	Suspended	--	--	$0.11	2.8%
RPT	$0.22	Suspended	--	--	$0.08	2.8%
RPAI	$0.17	Suspended	$0.05	$0.06	$0.06	2.3%

(a) Dividend data includes common quarterly dividends only and is based on the calendar quarter in which the dividend was announced. Market data as of March 2, 2021.

(b) Illustrative based on the most recent quarterly dividend announcement in December 2020. The next quarterly dividend is expected to be determined on March 17, 2021.

51 consecutive years of uninterrupted dividends

Source: Company filings, SNL

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Company Update and Strategy Amid COVID-19

UBP
URSTADT BIDDLE PROPERTIES INC.

Key Statistics as of January 31, 2021

- **90%** of consolidated portfolio leased
- **99%** of tenants open and operating
- **71%** of ABR designated as an essential business
- **90%** of total Q1 '21 base rent collected
- **~4%** of ABR granted abatement relief

Steps Taken and Strategy

- Seamlessly transitioned employees to remote working from March – May 2020
- Provided tenants ample resources and guidance through online portal to aid in accessing governmental financial support
- Launched program dedicating parking spots for curbside pick-up for use by tenants and their customers
- Evaluate relief requests on case-by-case basis to arrive at optimal outcome for tenant and landlord

"...our top priority is to work with all of our tenants to make sure their businesses survive and thrive coming out the other side of this pandemic" – ***Willing Biddle***

At current levels of collections, Company comfortably covers fixed costs and preferred dividends, with remaining cash flow used for dividends on common shares

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 Portfolio CompositionABR Exposure by Category  Portfolio Composition(% of ABR)  Exposure by Category(% of ABR)  Note: As of January 31, 2021.     Internet Resistant    Potential Risk    Higher Risk    Internet Resistance

 Operational UpdateTenant Operating Status  Tenant Operations(% of ABR)  Tenants Open by Category(% of ABR)  Note: As of January 31, 2021.

 Operational UpdateTenant Composition and Collections  Note: As of January 31, 2021. Base rent collections as of February 22, 2021.   Tenant Composition (% of ABR)  Base Rent Collections (% of ABR)

 Operational UpdateJanuary Base Rent Collections  January Base Rent Collection  January Base Rent Collections by Category  Note: As of January 31, 2021.

     Operational UpdateConsolidated Portfolio Relief Agreements  78%  Deferral Repayments by Year  Relief Request Progress (out of ~870 tenants)  Note: As of January 31, 2021.  Requests subsequently withdrawn  Requests completed  Deferral & Abatement Summary  Average Deferral Term (months)  9.0  Total Deferred Rent ($mm)  $3.8  Total Abated Rent ($mm)  $3.4  Deferrals: 3.9% of ABR  Abatements:3.5% of ABR  19  266

Key Elements of Urstadt's Financial Strategy

UBP
URSTADT BIDDLE PROPERTIES INC.

Maintain a conservative balance sheet with low leverage and ample liquidity

- Total debt to total assets of 33%[(a)]
- Fixed charge coverage ratio of 3.3x
- Small mortgage rollover risk
  - 2021: None
  - 2022: $49.5 million
  - 2023: None

Match long-term assets with long-term fixed rate debt or equity funding

Maintain access to diverse sources of capital including:

- Short-term bank credit line increased to $100 million in capacity in fiscal 2016 ($150 million with accordion)
- Long-term non-recourse fixed rate mortgages
- Common and preferred equity

Maintain stable dividend with sustainable FFO payout ratio

Total capitalization



Mortgage & Bank Debt 28%
Equity 53%
Preferred equity 19%

Note: Market data as of March 2, 2021.
(a) Based on the current capitalization as of January 31, 2021.

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 Long-Term Debt Maturity Schedule  ($ in millions)  Note: As of January 31, 2021. Includes unconsolidated debt obligations.

Commitment to Corporate Responsibility

UBP
URSTADT BIDDLE PROPERTIES INC.

At Urstadt Biddle Properties Inc., we are committed to creating long-term value for our stockholders, while serving our communities, investing in our people and positively impacting the environment. Some of the activities undertaken by the Company include:

Our People

- Providing department-specific training, access to online training seminars and opportunities to participate in industry conferences and Urstadtversity
- Commitment to the full inclusion of all qualified employees and applicants
- Focusing on creating a workplace that values employee health and safety
- Introducing the next generation of real estate leaders
- Providing annual reviews and regular feedback to assist in employee development

Our Communities

- Looking for opportunities to sponsor community-building events and contribute to the vitality of the neighborhoods the Company serves
- Rollout of curbside pickup at its shopping centers to enhance the safety of customers during the COVID-19 pandemic
- Regular inspections of shopping centers by its property managers to address any potential safety issues
- Contributing to the local economy by partnering with local contractors on local projects when possible

Ethics and Governance

- Maintaining and adhering to Corporate Governance Guidelines
- Requiring vendors to complete a vendor questionnaire and make key governance and operational representations
- Focusing on cybersecurity, with oversight by the Board and circulation of quarterly updates on best practices to employees
- Aligning the interests of its executives and shareholders by emphasizing long-term stock ownership and incentives in executive compensation
- Maintaining and adhering to the Company's Code of Business Conduct and Ethics

Environmental Stewardship

- Striving to reduce the impact on climate change by reducing its carbon footprint through the generation and use of solar power
- Maintaining wetlands in accordance with regulatory guidance
- Helping customers reduce their impact on climate change by making electric vehicle charging stations available at its properties
- Incorporating best practices in water management
- Using native plants and pollinators at its properties

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